SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported)              February 27, 2001
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                                 AMERIPATH, INC.
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             (Exact name of registrant as specified in its charter)



                                    Delaware

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                 (State or other jurisdiction of incorporation)



              000-22313                                 65-0642485
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       (Commission File Number)              (IRS Employer Identification No.)


                                7289 Garden Road
                                    Suite 200
                          Riviera Beach, Florida 33404
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          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code            (561) 845-1850
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                                       N/A

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          (Former name or former address, if changed since last report)


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Item 5            Other Events

On February 27, 2001, the Company held a conference call for investors and analysts to discuss the Company's financial results for the fourth quarter and year ended December 31, 2000. During this call, certain information was provided regarding AmeriPath's estimated 2001 financial ratios. In order to clarify this information, the Company is providing the following regarding the 2001 estimates.

We estimate a net revenue range for the year ended December 31, 2001 of $410 million to $420 million. Our net revenue estimates are based on the annualized fourth quarter net revenue of $370 million, same practice revenue of 12% and limited acquisition activity. We estimate our fully diluted earnings per share range, excluding any special charges as previously disclosed in our press release dated February 27, 2001, to be $1.39 to $1.41. We estimate the quarterly earnings per share, as a percentage of the annual earnings per share estimates, to be approximately 21%, 24%, 26% and 29% for the first, second, third and fourth quarters, respectively. We believe this is in line with analyst's current and previous estimates.

The statements contained in this Form 8-K includes "forward-looking statements" which are based on management's current beliefs and expectations. Past performance is not necessarily indicative of future results. In addition, forward-looking statements - which are identified by words such as "may", "should", "believe", "expect", "anticipate", "estimate" and similar expressions
- as well as any financial and operating estimates, forecasts and/or projections, are subject to a number of risks and uncertainties, many of which involve factors or circumstances which are beyond the Company's ability to control. These factors, risks and uncertainties could cause actual results to differ materially from historical results or those expected, estimated or anticipated. These include factors, risks and uncertainties relating to demand for pathology and related services, pricing, federal and state regulation (and compliance), reimbursement rates, government and third party payments, dependence upon pathologists (and need to retain), key personnel and contracts, completion and integration of acquisitions and affiliations (and achievement of expected synergies and/or cost savings), cost and availability of financing, competitive factors and technology. The forward looking statements included in this Form 8-K are made as of the date hereof, and the Company undertakes no obligation to update or revise any such statements, whether as result of new developments, new information or otherwise. Further information regarding risks, uncertainties and other factors that could affect the Company's financial or operating results, or which could cause actual results to differ materially from those expected, estimated or anticipated, are included in the Company's Form 10-K for the year ended December 31, 1999 and subsequent filings with the SEC.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       AMERIPATH, INC.



Dated: March 5, 2001                   By:/s/ Gregory A. Marsh
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                                          Gregory A. Marsh
                                          Vice President and
                                            Chief Financial Officer